Exhibit 4.3

Execution Version

CURO GROUP HOLDINGS CORP.

AMENDMENT TO INVESTOR RIGHTS AGREEMENT

May 14, 2018

Reference is made to that certain Amended and Restated Investor Rights Agreement, dated as of dated as of the 11th day of December, 2017 (the “Investor Rights Agreement”) among (i) CURO Group Holdings Corp. (the “Company”), (ii) Freidman Fleischer & Lowe Capital Partners II, L.P., FFL Executive Partners II, L.P. and FFL Parallel Fund II, L.P. (collectively, the “FFL Entities”), (iii) Chadwick Faulkner (“Faulkner”) (iv) the Faulkner, Chadwick 2014 GRAT (the “Faulkner GRAT”) (v) Exempt Family Trust c/u Chadwick H. Faulkner 2017 Dynasty Trust (the “C. Faulkner Trust”) (vi) Exempt Family Trust c/u/ Leah M. Faulkner 2017 Dynasty Trust (together with Faulkner, the Faulkner GRAT and the C. Faulkner Trust, the “Faulkner Parties”), (vii) Rippel Holdings, LLC (“Rippel”), (v) McKnight Holdings, LLC (“McKnight”), (viii) James Ackerman (“Ackerman”), (ix) Nick Adams (“Adams”), (x) Matt Miller (“Miller”) and (xi) the J.P. Genova Family Trust (the “Trust” and, together with the FFL Entities, the Faulkner Parties, Rippel, McKnight, Ackerman, Adams and Miller, the “Holders”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Investor Rights Agreement.

Pursuant to Section 2 of the Investor Rights Agreement, the Holders possess certain registration rights including with respect to demanding the Registration of the resale of Registrable Securities pursuant to Section 2.01 thereof.

Notwithstanding anything to the contrary set forth in the Investor Rights Agreement, the Holders and the Company hereby agree, including for purposes of Section 3.05 of the Investor Rights Agreement, that (i) the Company shall file with the SEC a registration statement on Form S-1 to register the resale by certain Holders of Registered Securities in a Long-Form Registration (the “Secondary Offering”), such Secondary Offering shall constitute a Demand Registration and such registration statement shall constitute a Demand Registration Statement, each Holder shall constitute a Demand Party with respect to such Demand Registration and this Agreement shall constitute a Demand Notice, (ii) the amounts set forth set forth next to each Holder’s name on Exhibit A shall constitute such Holder’s request for such amounts of Registrable Securities to be registered in the Secondary Offering, (iii) a majority of the Holders have determined that the Demand Registration in respect thereof shall be in the form of an Underwritten Offering, (iv) a majority of the Holders have designated Willkie Farr & Gallagher LLP and Grant Thornton LLP to serve as legal counsel and accounting firm, respectively, pursuant to Section 2.08 of the Investor Rights Agreement and (v) all notices due to any of the Holders or the Company with respect to the Secondary Offering under the Investor Rights Agreement are hereby waived.

Except as expressly stated herein, this amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, covenants, obligations or agreements contained in the Investor Rights Agreement. This amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware, without giving effect to principles of conflicts of law.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Amended and Restated Investor Rights Agreement as of the date first written above.

CURO GROUP HOLDINGS CORP.

By:	/s/ Don Gayhardt
	Name:	Don Gayhardt
	Title:	President and Chief Executive Officer

[Signature Page to Amended and Restated Investors Rights Agreement Amendment]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Amended and Restated Investor Rights Agreement as of the date first written above.

MCKNIGHT HOLDINGS, LLC

By:	/s/ Mike McKnight
Name: Mike McKnight
Title: Member

FAULKNER, CHADWICK 2014 GRAT

By:	/s/ Chadwick Faulkner
Name: Chadwick Faulkner
Title: Advisor

RIPPEL HOLDINGS, LLC

By:	/s/ Doug Rippel
Name: Doug Rippel
Title: Member

J.P. GENOVA FAMILY TRUST

By:	/s/ Joseph Genova
Name: Joseph Genova
Title: Trustee

[Signature Page to Amended and Restated Investors Rights Agreement Amendment]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Amended and Restated Investor Rights Agreement as of the date first written above.

/s/ James Ackerman
James Ackerman

/s/ Matthew Miller
Matthew Miller

/s/ Nick Adams
Nick Adams

/s/ Chadwick Faulkner
Chadwick Faulkner

[Signature Page to Amended and Restated Investors Rights Agreement Amendment]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Amended and Restated Investor Rights Agreement as of the date first written above.

FRIEDMAN FLEISCHER & LOWE CAPITAL
PARTNERS II, L.P.
by: Friedman Fleischer & Lowe GP II, L.P., its general partner by: Friedman Fleischer & Lowe GP II, LLC, its general partner

By:	/s/ Rajat Dougal
Name: Rajat Dougal
Title: Managing Director

[Signature Page to Amended and Restated Investors Rights Agreement Amendment]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Amended and Restated Investor Rights Agreement as of the date first written above.

FFL PARALLEL FUND II, L.P.
by: Friedman Fleischer & Lowe GP II, L.P., its general partner by: Friedman Fleischer & Lowe GP II, LLC, its general partner

By:	/s/ Rajat Dougal
Name: Rajat Dougal
Title: Managing Director

[Signature Page to Amended and Restated Investors Rights Agreement Amendment]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Amended and Restated Investor Rights Agreement as of the date first written above.

FRIEDMAN FLEISCHER & LOWE
EXECUTIVE PARTNERS II, L.P.
by: Friedman Fleischer & Lowe GP II, L.P., its general partner by: Friedman Fleischer & Lowe GP II, LLC, its general partner

By:	/s/ Rajat Dougal
Name: Rajat Dougal
Title: Managing Director

[Signature Page to Amended and Restated Investors Rights Agreement Amendment]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Amended and Restated Investor Rights Agreement as of the date first written above.

EXEMPT FAMILY TRUST C/U CHADWICK H.
FAULKNER 2017 DYNASTY

By:	/s/ Leah Faulkner
Name: Leah Faulkner
Title: Trustee

EXEMPT FAMILY TRUST C/U/ LEAH M.
FAULKNER 2017 DYNASTY TRUST

By:	/s/ Chadwick Faulkner
Name: Chadwick Faulkner
Title: Trustee

[Signature Page to Amended and Restated Investors Rights Agreement Amendment]

EXHIBIT A

Name	Base	Shoe
Freidman Fleischer & Lowe Capital Partners II, L.P.,	3,310,009	709,813
FFL Executive Partners II, L.P.	63,506	13,618
FFL Parallel Fund II, L.P.	123,896	26,569
Exempt Family Trust c/u Chadwick H. Faulkner 2017 Dynasty Trust	250,001
Exempt Family Trust c/u Leah M. Faulkner 2017 Dynasty Trust	250,001
McKnight Holdings, LLC	500,000
James Ackerman	31,996
Nick Adams	45,968
Matt Miller	224,623
Tammy White (not a Holder)	100,000
Terry Pitman (not a Holder)	100,000